    As filed with the Securities and Exchange Commission on August 8, 1997
                                                           REGISTRATION NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _______________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            _______________________

                        HOUSTON INDUSTRIES INCORPORATED
             (FORMERLY KNOWN AS HOUSTON LIGHTING & POWER COMPANY)
            (Exact name of registrant as specified in its charter)


          TEXAS                                       74-0694415
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                 Identification No.)

                                1111 LOUISIANA
                             HOUSTON, TEXAS 77002
                                (713) 207-1111
                  (Address, including zip code, and telephone
                 number, including area code, of registrant's
                         principal executive offices)

                            _______________________

                                HUGH RICE KELLY
                 EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND
                              CORPORATE SECRETARY
                                1111 LOUISIANA
                             HOUSTON, TEXAS 77002
                                (713) 207-1111
                      (Name, address, including zip code,
                  and telephone number, including area code,
                             of agent for service)

                            _______________________

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                            _______________________

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                           Proposed           Proposed
Title of                                 Amount        Maximum Offering       Maximum
Each Class of Securities                 to be             Price             Aggregate          Amount of
to be Registered                       Registered       Per Share (2)    Offering Price (2)  Registration Fee (3)
-----------------------------------------------------------------------------------------------------------------
Common Stock, without par value (1)    1,702,192 Shares    $20.69          $35,218,352.48      $10,672.23
================================================================================================================

(1) Includes preference stock purchase rights of one Right per share associated with the Common Stock.
(2) Estimated in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low sales prices per share of the Common Stock on the New York Stock Exchange Composite Tape on August 1, 1997.
(3) As no separate consideration is payable for the Rights, the registration fee for such securities is included in the fee for the Common Stock.

                              __________________

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS

                  SUBJECT TO COMPLETION, DATED AUGUST 8, 1997

                        HOUSTON INDUSTRIES INCORPORATED


                               1,072,192 SHARES


                                 COMMON STOCK
                              (WITHOUT PAR VALUE)

                              __________________

     The shares of common stock, without par value ("Common Stock"), of Houston Industries Incorporated, a Texas corporation (the "Company"), offered hereby are issuable upon the conversion of one or more 6% Convertible Subordinated Debentures due 2012 ("Convertible Debentures") of NorAm Energy Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("NorAm"). Each Convertible Debenture may be converted into cash and shares of Common Stock by the holder thereof at any time on or prior to March 15, 2012. For a description of the conversion provisions of the Convertible Debentures see "Plan of Distribution."

     The Common Stock offered hereby is being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), during the period of time that the Registration Statement to which this prospectus relates remains effective. The Common Stock is listed on the New York, the Chicago and the London Stock Exchanges.


                              _________________


     THESE  SECURITIES  HAVE  NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               _________________


               The date of this Prospectus is               , 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Common Stock is listed on the New York, Chicago and London Stock Exchanges. Reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005 and at the offices of The Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company (under its former name, Houston Lighting & Power Company) (File No. 1-3187), and by Houston Industries Incorporated, a Texas corporation and former parent company of the Company ("Old HI") (File No. 1-7629), with the Commission are incorporated herein by reference:

     (1) the Company's and Old HI's Combined Annual Report on Form 10-K for their respective fiscal years ended December 31, 1996;

     (2) the Company's and Old HI's Combined Quarterly Report on Form 10-Q for their respective quarterly period ended March 31, 1997;

     (3)  the Company's Current Report on Form 8-K dated February 4, 1997;

     (4) the Company's and Old HI's Combined Current Reports on Form 8-K dated February 5, 1997 and August 6, 1997;

     (5) Old NorAm's (as hereinafter defined) Annual Report on Form 10-K for its fiscal year ended December 31, 1996 ("Old NorAm's 1996 Form 10-K");

     (6) Old NorAm's Quarterly Report on Form 10-Q for its quarterly period ended March 31, 1997; and

     (7) the description of each of the Common Stock and the Company's Rights to Purchase Series A Preference Stock, which are contained in the Company's Registration Statement on Form 8-B dated July 30, 1997.

     Each document or report filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of the Common Stock made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in any document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Corporate Secretary, Houston Industries Incorporated, 1111 Louisiana, Houston, Texas 77002, telephone number (713) 207-1111.


                                  THE COMPANY

     The Company operates principally in the electric utility business, under the name "Houston Lighting & Power Company," and in the natural gas distribution and transmission business, through its NorAm Energy Corp. subsidiary. Based on an order of the Commission, the Company will be exempt from regulation under Section 3(a)(2) of the Public Utility Holding Company Act of 1935 (the "1935 Act"), except with respect to the (i) acquisition of certain voting securities of other domestic public utility companies and utility holding companies and (ii) the provisions of Section 33 of the 1935 Act regarding the acquisition, ownership and financing of foreign utility companies.

THE NORAM MERGER

     On August 6, 1997, (i) Old HI merged into the Company and the Company changed its name to "Houston Industries Incorporated" and (ii) NorAm Energy Corp., a Delaware corporation, merged into a subsidiary of Old HI, the name of which was changed to "NorAm Energy Corp." As a result of these mergers, NorAm became a wholly owned subsidiary of the Company. As consideration for the acquisition of NorAm, the Company issued approximately 47.8 million shares of Common Stock and paid approximately $1.4 billion in cash. At the time of the merger, NorAm and its subsidiaries had approximately $1.7 billion of outstanding indebtedness.

     The Company's executive offices are located at Houston Industries Plaza, 1111 Louisiana, Houston, Texas 77002 (telephone number 713-207-1111).


                                USE OF PROCEEDS

     Because the shares of Common Stock offered hereby will be issued upon conversion of the Convertible Debentures, the Company will not receive any proceeds upon such issuance.

                             PLAN OF DISTRIBUTION

ISSUANCE OF COMMON STOCK UPON CONVERSION OF CONVERTIBLE DEBENTURES

     Pursuant to the Agreement and Plan of Merger, dated as of August 11, 1996, as amended (the "Merger Agreement"), by and among Old HI, the Company, NorAm Energy Corp., a Delaware corporation ("Old NorAm"), and HI Merger, Inc., a Delaware corporation and a wholly owned subsidiary of Old HI ("Merger Sub"), (i) Old HI was merged (the "Company Merger") with and into the Company on August 6, 1997, with the Company continuing in existence as the surviving corporation being renamed "Houston Industries Incorporated," and (ii) Old NorAm was merged (the "NorAm Merger" and collectively with the Company Merger, the "Mergers") with and into Merger Sub on August 6, 1997 immediately following the Company Merger, with Merger Sub continuing in existence as the surviving corporation being renamed "NorAm Energy Corp." ("NorAm"). As a result of the Mergers, NorAm became a wholly owned subsidiary of the Company. Pursuant to the terms and conditions of the Merger Agreement, the Company agreed to be bound by the conversion provisions of the Convertible Debentures.

     Under the terms of the Indenture, dated as of March 1, 1987, as amended and supplemented (the "Indenture"), between NorAm, as successor in interest to Old NorAm and Arkla, Inc., and The Chase Manhattan Bank (National Association), as trustee, the holder of a Convertible Debenture has the right to convert such Convertible Debenture at any time on or prior to March 15,

2012 into the amount, subject to the adjustments provided for in the Indenture, of Stock Consideration (as defined below) and Cash Consideration (as defined below) which the holder thereof would have had the right to receive after the effective time of the NorAm Merger if such Convertible Debenture had been converted immediately prior to the effective time of the NorAm Merger and the holder thereof had made the election to receive Stock Consideration with respect to 50% of the shares of NorAm Common Stock (as defined below) and Cash Consideration with respect to the remaining 50% of the shares of NorAm Common Stock. At the effective time of the NorAm Merger, the Convertible Debentures were convertible into NorAm Common Stock at a conversion price of $28.625 per share.

     "NorAm Common Stock" means the common stock, par value $.625 per share, of Old NorAm that a holder of a Convertible Debenture would have had the right to receive under the terms of the Indenture if such holder had exercised the conversion privilege of the Convertible Debentures immediately prior to the effective time of the NorAm Merger.

     "Cash Consideration" means the cash amount of $16.3051 per share of NorAm Common Stock.

     "Stock Consideration" means 0.74963 shares of Common Stock per share of NorAm Common Stock.

     Pursuant to the terms of the Indenture and the Merger Agreement, Common Stock may be issued to holders of Convertible Debentures from time to time upon the exercise of the conversion privilege of the Convertible Debentures by a holder thereof in accordance with the terms of the Indenture.


                          DESCRIPTION OF COMMON STOCK

     The authorized capital stock of the Company consists of 700,000,000 shares of Common Stock, 10,000,000 shares of Preferred Stock, without par value, and 10,000,000 shares of Preference Stock, without par value ("Preference Stock"), of which (i) 700,000 shares have been designated by the Board of Directors of the Company as Series A Preference Stock ("Series A Preference Stock") and (ii) 27,000 shares have been designated by the Board of Directors of the Company as Series B Preference Stock ("Series B Preference Stock"). Each share of Common Stock offered hereby includes an associated preference stock purchase right (a "Right"). The shares of Series A Preference Stock have been initially reserved for issuance upon exercise of the Rights. The descriptions of each of the Common Stock and the Rights are incorporated by reference into this Prospectus. See "Incorporation of Certain Documents by Reference" for information on how to obtain a copy of these descriptions. At July 31, 1997, there were 246,797,504 shares of Common Stock, 97,397 shares of $4 Preferred Stock and no shares of Series A Preference Stock or Series B Preference Stock issued and outstanding. 17,000 shares of Series B Preference Stock were issued on August 6, 1997.


                                    EXPERTS

     The financial statements of the Company and of Old HI appearing in the Company's and Old HI's Combined Annual Report on Form 10-K for their respective fiscal years ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

     The consolidated balance sheets of Old NorAm as of December 31, 1996 and 1995 and the consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference herein, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                LEGAL OPINIONS

     Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Baker & Botts, L.L.P., Houston, Texas.

================================================================================

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THE DATE OF FILING OF ANY DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

                            _______________________


                               TABLE OF CONTENTS

                                      Page
                                      ----
Available Information................. 2
Incorporation of Certain Documents
     by Reference..................... 2
The Company........................... 3
Use of Proceeds....................... 3
Plan of Distribution.................. 3
Description of Common Stock........... 4
Experts............................... 4
Legal Opinions........................ 4



                              HOUSTON INDUSTRIES

                                 INCORPORATED



                               1,702,192 Shares



                                 Common Stock
                              (without par value)


                              __________________

                                  PROSPECTUS
                              __________________


                                         , 1997
================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses payable by the Company in connection with the issuance and distribution of the Common Stock offered hereby.

               Securities and Exchange Commission filing fee.......   $10,672
               Blue Sky fees and expenses..........................     5,000
               Attorney's fees and expenses........................    10,000
               Independent Auditor's fees and expenses.............    10,000
               Printing and engraving expenses.....................    15,000
               Listing fees........................................    45,000
               Miscellaneous expenses..............................     2,328
                                                                      -------
                   Total...........................................   $98,000
                                                                      =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Company's Amended and Restated Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

     Additionally, Article IX of the Company's Restated Articles of Incorporation provides that a director of the Company is not liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of such director's duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law,
(iii) transactions from which a director receives an improper benefit, irrespective of whether the benefit resulted from an action taken within the scope of the director's office, (iv) acts or omissions for which liability is specifically provided by statute and (v) acts relating to unlawful stock repurchases or payments of dividends.

     Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

     See "Item 17. Undertakings" for a description of the Commission's position regarding such indemnification provisions.

ITEM 16.  EXHIBITS.

     See Index to Exhibits at page II-4.

ITEM 17. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, HOUSTON INDUSTRIES INCORPORATED CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON AUGUST 7, 1997.

                         HOUSTON INDUSTRIES INCORPORATED
                         (Registrant)


                         By:     /s/ Don D. Jordan
                            ____________________________________________________
                           (Don D. Jordan, Chairman and Chief Executive Officer)


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          Signature                               Title                               Date
          ---------                               -----                               ----
      /s/ Don D. Jordan
_______________________________         Chairman, Chief Executive                August 7, 1997
       (Don D. Jordan)                    Officer and Director
                                        (Principal Executive Officer)

     /s/ Stephen W. Naeve
_______________________________         Executive Vice President and             August 7, 1997
      (Stephen W. Naeve)                  Chief Financial Officer
                                        (Principal Financial Officer)

    /s/ Mary P. Ricciardello
_______________________________         Vice President and Comptroller           August 7, 1997
     (Mary P. Ricciardello)             (Principal Accounting Officer)

RICHARD E. BALZHISER,
MILTON CARROLL, JOHN T. CATER,
ROBERT J. CRUIKSHANK,
LINNET F. DEILY, LEE W. HOGAN,          A majority of the Board of Directors     August 7, 1997
R. STEVE LETBETTER, ALEXANDER F.
SCHILT, BERTRAM WOLFE*


*By:   /s/ Hugh Rice Kelly
    _____________________________________
   (Hugh Rice Kelly, Attorney-In-Fact)

                               INDEX TO EXHIBITS
                               -----------------

                                                                                            SEC File or
Exhibit                                                               Report or            Registration      Exhibit
Number               Document Description                      Registration Statement          Number       Reference
------    -----------------------------------------            ----------------------      ------------     ---------
2.1*      Agreement and Plan of Merger, among the              Combined Form 8-K of         1-3187              2
          Company, Old HI, Merger Sub and Old NorAm            the Company and Old HI       1-7629
          dated as of August 11, 1996                          dated August 11, 1996

2.2*      Amendment to Agreement and Plan of Merger            Registration Statement       333-11329           2(c)
          among the Company, Old HI, Merger Sub and Old        on Form S-4
          NorAm dated as of October 23, 1996

2.3       Agreement dated August 5, 1997 among the
          Company, Old HI, Merger Sub and Old NorAm

4.1*      Restated Articles of Incorporation of the Company    Combined Form 10-Q of        1-3187              3
          (Restated as of May 1993)                            the Company and Old HI       1-7629
                                                               for the quarter ended
                                                               June 30, 1993

4.2*      Articles of Amendment to Restated Articles of        Registration Statement       333-11329           3(b)
          Incorporation of the Company (dated August 9,        on Form S-4
          1996)

4.3*      Articles of Amendment to Restated Articles of        Combined Form 10-K of        1-3187              3(c)
          Incorporation of the Company (dated December 3,      the Company and Old HI       1-7629
          1996)                                                for the year ended
                                                               December 31, 1996

4.4* Amendment to Restated Articles of Incorporation of the Company effective upon consummation of the Company Merger (included as Exhibit A to
          Exhibit 2.2 above)

4.5*      Amended and Restated Bylaws of Old HI (as of         Form 10-Q of Old HI for      1-7629              3
          May 22, 1996) adopted by the Company as of           the quarter ended
          August 6, 1997                                       June 30, 1996

4.6*      Amended and Restated Rights Agreement between        Registration Statement       333-11329           4(b)(1)
          the Company and Texas Commerce Bank National         on Form S-4
          Association, as Rights Agent, including form of
          Statement of Resolution Establishing Series of
          Shares designated Series A Preference Stock and
          form of Rights Certificate

5         Opinion of Baker & Botts, L.L.P.

23.1      Consent of Deloitte & Touche LLP

23.2      Consent of Coopers & Lybrand L.L.P.

23.3      Consent of Baker & Botts, L.L.P. (included in
          Exhibit 5)

24        Powers of Attorney

_____________
  *   Incorporated herein by reference as indicated.

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